                                                                   EXHIBIT 10.30

                      ACTION INTERNATIONAL MARKETING L.P.
                              Two Ingram Boulevard
                           La Vergne, Tennessee 37089
                           Telephone: (615) 287-4000
                              Fax:  (615) 287-4073


December 28, 2000


Mr. Tom Wright
Vice President, Operations
BUY.COM, INC.
85 Enterprise, Suite 100
Aliso Viejo,  CA  92656

Re: Amended and Restated Merchandising and Supply Agreement

Ladies and Gentlemen:

The following is the amended and restated merchandising and supply agreement (the "Agreement") between BUY.COM, INC. ("BC") and Action International Marketing L.P., formerly known as Nashville Computer Liquidators L.P. ("AIM"). Effective the date above, this document amends, restates, and supersedes the merchandising and supply agreement between the parties dated April 19, 1999.

1.   Products:
     AIM will merchandise and supply Products (defined below) to BC, on the terms and conditions of this Agreement. The term "Products" in this Agreement refers to "refurbished," "open box," and "end of life" computer hardware, electronics, and exceptional value household products; "clone" or "white box" computer hardware products; and similar merchandise. BC acknowledges its understanding that AIM is in the liquidation business with respect to the Products. AIM is not the manufacturer of the Products. WITH THE EXCEPTION OF POSSIBLE WARRANTIES FROM MANUFACTURERS OF THE PRODUCTS (WHICH MAY OR MAY NOT BE AVAILABLE), AIM IS FURNISHING THE PRODUCTS TO BC AND ITS CUSTOMERS "AS IS," WITHOUT ANY WARRANTY BY AIM WHATSOEVER, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY OF MERCHANTABILITY. AIM wil7l provide all manufacturer's warranty information to the extent available.

2.   Marketing of Products:
     At any one time, AIM will offer BC a limited amount of stock keeping units ("SKUs") of Products selected by AIM based on consultations with BC. The
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BUY.COM, INC.
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December 28, 2000

     Products will be described on pre-built HTML pages developed by BC on the BC web site presently expected to be named BUYSPECIALS.COM (the "Site"). The Site may have another name selected by BC. Those HTML pages are to include technical specifications and pictures of the Products (each to be provided by AIM), together with pricing and other information BC determines to be in its best interest.

3.   Merchandising Procedures:
     AIM will notify BC electronically or on paper as each SKU becomes available from AIM's liquidation sources (the "Availability Notice"). The Availability Notice will include number of units, technical specifications, price to BC, and suggested sales price by BC. AIM makes no representation or warranty as to suggested sales prices by BC, such sales prices being totally within the discretion of BC based upon all of its market information, including information furnished by AIM as part of the Availability Notice. Within [***] of receipt of the Availability Notice, BC will notify AIM, electronically or in writing (the "Acceptance Notice"), of those SKUs, if any, it intends to place on the Site. With the Acceptance Notice, BC will be deemed to have accepted the price to BC set out in the Availability Notice, and those SKUs will be subject to the terms and conditions of this Agreement. THE ACCEPTANCE NOTICE WILL NOT CREATE ANY OBLIGATION OF BC OR AIM TO PURCHASE OR SUPPLY ANY QUANTITY OF ANY SKU.

4.   Fulfillment Services:
     AIM will be responsible, directly or through Ingram Entertainment Inc. ("IEI") or one or more other contractors, for fulfilling on behalf of BC orders for the Products from BC Internet consumer customers who visit the Site. These services are comprised of packing and shipping those orders direct to the Internet consumer in accordance with Exhibit A to this Agreement (collectively the "Fulfillment Services").

5.   No Exclusivity:
     AIM may offer and sell any SKU, and may directly or indirectly provide related or unrelated Fulfillment Services or other services, or both, to another party without obligation or liability to BC.

6.   SKU Removal from Site:
     AIM shall have the right in its sole discretion to request, electronically or on paper, upon no less than 24 hours prior written notice, that BC remove a particular SKU from the Site (or, if the particular SKU is not on the Site, that BC not place the SKU

____________________
  [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
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BUY.COM, INC.
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December 28, 2000

     on the Site). Upon receipt of that request, BC shall be required to remove the SKU from the Site on or before the time specified in the request (or, if the SKU is not on the Site, BC shall not place it on the Site). Circumstances in which AIM would make such a request would include failure to place the SKU on the Site promptly following selection by BC, significant sales slowdowns or shortfalls of the SKU from the Site, or anticipated price reductions for the SKU in the liquidation or other market.

7.   Returns:
     Due to the liquidation/close-out nature of the Products, BC and AIM have agreed to the return rights set out in this paragraph. The Site will notify BC customers that Products may only be returned if materially inoperable upon receipt (i.e. "dead on arrival"). BC customers are to receive a
                   ---
     return authorization from BC prior to return of any of the Products. After receipt of the return authorization, BC will direct the customer to return the item directly to [***] contractor (or, if no such contractor, to [***]), provided that, in order for BC to receive credit for the return, the item must be received by the contractor (or [***]) within [***] of the date the defective item was received by the customer (with all Products sent by U.S. mail deemed received by the customer within four mail delivery days of deposit in the mail), together with (from BC) the BC return authorization and the related order information. The contractor (or [***]) shall, [***], furnish BC a report of all returns received since the [***]. At the end of each [***], the contractor (or [***]) shall furnish BC a report of "unacceptable" returns, i.e. returns that do not meet one or more
                                       ----
     of the criteria set out above and therefore are not eligible for a credit memo from AIM to BC.

 8.  Special Handling:
     For special handling (e.g. inserts), AIM and BC shall agree in advance on
                           ----
     the pricing to BC. In the case of inserts, such pricing shall be based on the type of insert.

9.   Terms:
     Payment terms for Product (including for related freight charges) and fees will be [***] from (a) shipment date for all Products shipped by AIM to BC customers in connection with the Fulfillment Services, (b) date of credit memo from AIM to BC for returns pursuant to paragraph 7 above which qualify for a credit memo, or (c) date of the [***] report of unacceptable returns per paragraph 7 above for returns which do not qualify for a credit memo, with a [***] grace period in each case. [***], AIM will furnish BC with a report of all Products shipped or returned and related

____________________
  [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
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BUY.COM, INC.
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December 28, 2000

     freight and other charges during [***]. On or before [***], BC will pay AIM, by wire transfer, the amount indicated on that report. The report will be delivered electronically or on paper as mutually agreed by AIM and BC. Absent mutual agreement, the report shall be issued on paper, by facsimile transmission with a hard copy to follow by recognized overnight courier.

     BC understands that its credit line with AIM will be as established or modified from time-to-time based upon AIM's credit review and credit policies. Any amounts not paid when due will be subject to a late charge of [***] per month ([***] per annum) on the overdue balance (or, if less, the maximum amount permitted by applicable law). Payments received from BC will be credited first to unpaid interest as set out above.

10.  Advertising:
     BC will not earn co-op advertising or market development funds of any kind in connection with this Agreement or the transactions contemplated by it. BC and AIM will agree in advance on the compensation to be received by AIM in the event AIM obtains advertising for the Site.

11.  Freight:
     The Products will be warehoused in Memphis, Tennessee, or such other location, as AIM deems advisable. For shipments by AIM to BC customers as part of the Fulfillment Services, BC will reimburse AIM for that freight at AIM's actual cost (including discounts) at the same time and on the same basis as BC is required to pay AIM for the underlying Products pursuant to the terms of this Agreement. The preceding sentence will govern the obligation of BC for freight notwithstanding any prior understanding or agreement of the parties or their prior course of dealing.

 12. Term of Agreement:
     The term of this Agreement will terminate at the close of business on April 19, 2001. If not terminated sooner in accordance with its terms, this Agreement shall automatically renew for successive one year terms, subject to the right of either party to terminate the Agreement during any renewal term on not less than 30 days prior written notice to the other. Notwithstanding the foregoing, AIM may terminate this Agreement immediately in the event BC becomes more than 15 days past due or otherwise violates its credit terms with AIM.

____________________
  [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
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BUY.COM, INC.
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December 28, 2000

13.  Assignment:
     Neither party may assign this Agreement or its rights or obligations under it without the prior written consent of the other; provided, however, that
                                                        --------  -------
     either party may assign all of its rights and obligations under this Agreement without the prior written consent of the other party if the assignee is (a) an entity which directly or indirectly controls, is controlled by, or is under common control with the assigning party, or (b) an acquirer of substantially all of the assets of the assigning party via merger, stock sale, or other means; provided, further, that in each case
                                         --------  -------
     the assignee expressly agrees in writing, for the benefit of the non-assigning party, to be bound by all terms, conditions, and obligations of the Agreement and the non-assigning party receives prompt notice of the assignment. In no event may either party assign this Agreement to a party reasonably deemed a competitor of the non-assigning party. In the event the assigning party is BC or an assignee of BC, AIM reserves the right to independently analyze the credit line, if any, to be granted by AIM to such assignee.

14.  Confidentiality:
     BC and AIM agree to keep the terms and conditions of this Agreement strictly confidential during the term of this Agreement and for the three year period following its termination. BC and AIM agree not to disclose those terms and conditions in whole or in part to any party other than disclosure on a "need to know" basis to their respective employees, contractors, advisors, or affiliates whose duties reasonably justify the need for such knowledge. The following information shall be exempt from the provisions of this paragraph: (a) information required by law to be disclosed; and (b) information in the public domain through no act of BC or AIM.

15.  Limitation of Damages:
     NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER HEREUNDER FOR SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, DUE TO THE BREACH OR AN INTENDED BREACH OF THIS AGREEMENT, EVEN IF THE BREACHING PARTY HAS BEEN ADVISED THAT SUCH DAMAGES MAY RESULT FROM A BREACH.

16.  Taxes:
     BC is the seller of the Products to its customers and shall be solely responsible for any and all sales and similar taxes arising from such sales. BC SHALL FOREVER DEFEND, INDEMNIFY, AND HOLD HARMLESS AIM AND ITS PARTNERS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AFFILIATES, FROM ANY AND ALL SALES AND SIMILAR TAX LIABILITY, INCLUDING INTEREST, PENALTIES, AND RELATED CHARGES, ARISING FROM THE SALE OF PRODUCTS TO BC CUSTOMERS OR THE SHIPMENT OF PRODUCTS BY AIM TO BC CUSTOMERS (COLLECTIVELY, "TAXES"),
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BUY.COM, INC.
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December 28, 2000

     EXCEPT TO THE EXTENT SUCH TAXES ARE LEVIED ON THE INCOME AIM DERIVES FROM SALES TO BC.

17.  Ingram Entertainment Inc.:
     BC acknowledges that an IEI affiliate is an owner of AIM. BC acknowledges, for the benefit of IEI and AIM, that this Agreement does not in any way affect or limit the rights of IEI and, indirectly, AIM, under the Non-Competition Agreement among SPEEDSERVE.COM INC., BUY CORP., IEI, and David
     B. Ingram, dated as of December 3, 1998. AIM may furnish some or all of the Products or the Fulfillment Services through IEI as agent or as consignee of AIM, or as both agent and consignee. BC will make all payments to IEI as agent of AIM until the later of the date BC has the systems capability to treat AIM as a separate vendor and the date BC is notified by AIM to make payments directly to AIM. During the time BC is to make payment to IEI as agent of AIM, all shipments containing both the Products and items supplied by IEI to BC pursuant to the supply agreement between them will be subject to the terms of this Agreement, i.e. payment will be made pursuant to item
                                     ---
     9 above. Any amounts due and owing between AIM and BC shall be separate from and not subject to offset against any amounts due and owing between IEI and BC.

18.  Notices:
     Notices under this Agreement shall, except as otherwise specifically provided in this Agreement, be sent to AIM at the letterhead address first appearing above, Attn: President, with a copy to Ingram Entertainment Inc., Two Ingram Blvd., La Vergne, Tennessee 37089, Attn: General Counsel; and to BC at the address first set out above, Attn: Tom Wright, with a copy to the attention of General Counsel at the same address. Notices shall be deemed received when delivered or, if mailed, five days after the date of mailing, properly addressed with proper postage.

19.  Miscellaneous:
     The headings of this Agreement are included for purposes of convenience only, and do not affect the construction or interpretation of any of its provisions. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter. Any modification of this Agreement must be in writing signed by the parties. This Agreement shall be binding on, and shall benefit, the parties and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with Tennessee law. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
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BUY.COM, INC.
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December 28, 2000

If the terms and conditions set out in this Agreement are accepted and agreed to by BC, please execute and return to me the attached counterpart of this letter to indicate that acceptance and agreement, and keep the other counterpart in your files. We look forward to a mutually prosperous relationship.


                                Sincerely,

                                ACTION INTERNATIONAL MARKETING L.P.

                                By:  IEI INVESTMENTS INC., General Partner

                                By:_______________________________________
                                   W. Donnie Daniel
                                   Senior Vice President, Finance and
                                   Administration, Chief Financial Officer, and
                                   Treasurer


ACCEPTED AND AGREED THIS
____ DAY OF DECEMBER, 2000.

BUY.COM, INC.

By:_________________________
Print Name:_________________
Title:______________________

                                   Exhibit A
                                   ---------

                             Fulfillment Services


1.   Order Transmission and Processing.  BC has adopted the EDI/X.12 based order
     ---------------------------------
     delivery format to send orders to AIM or its contractor, which contractor is presently IEI. References to IEI in this Exhibit A shall be deemed references to IEI or any successor contractor. BC will send orders to IEI in continuous serial transmissions in intervals of no less than one hour. AIM will use commercially reasonable efforts to service priority and standard orders as set out below.

     If priority orders (orders to be shipped via overnight or second day airfreight) are received by IEI and available to be printed in IEI's warehouse by [***] on an IEI business day, IEI will use commercially reasonable efforts to ship the order [***]. If a priority order is not received and available to be printed until after [***], IEI will use commercially reasonable efforts to ship the order [***].

     If standard (i.e. other than priority) orders are received by IEI and
                  ----
     available to be printed in IEI's warehouse by [***] on an IEI business day, IEI will use commercially reasonable efforts to ship the order [***]. If a standard order is not received and available to be printed until after [***], IEI will use commercially reasonable efforts to ship the order [***].

     For any orders not sent in a continuous serial transmission in intervals of no less than one hour, IEI will use commercially reasonable efforts to ship the order within the later of 24 hours of the order being received by IEI and being available to be printed in IEI's warehouse, or the next IEI business day.

     Orders must be complete and neither AIM nor IEI will have any obligation for any order containing incomplete information.

2.   Returns Handling Fee.  BC will pay AIM a [***] handling fee for all units
     --------------------
     returned to AIM or its contractor by any BC customer. This fee will be paid per Paragraph 9 of the Agreement.

3.   Lack of Availability. If any Product subject to an Acceptance Notice is not
     --------------------
     available for any reason, AIM will notify BC electronically no later than [***] following receipt of the order. BC will have sole responsibility for notifying visitors to the Site that quantities and availability of each SKU are extremely limited or, if applicable, that the SKU is no longer available. DUE TO THE CLOSE OUT OR LIQUIDATION

____________________
  [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

     NATURE OF THE PRODUCTS AND THE NON-EXCLUSIVE NATURE OF THIS ARRANGEMENT, AIM CANNOT AND WILL NOT BE RESPONSIBLE FOR LACK OF AVAILABILITY, FAILURE TO PROVIDE NOTICE TO BC OR ANY OTHER PARTY, OR BACKORDERS.

4.   Reports.  [***],  AIM will furnish a report to BC electronically indicating
     -------
     orders shipped, orders rejected due to incomplete information, and orders rejected due to unavailable Product.

5.   Service.  AIM will render all services in a commercially reasonable,
     -------
     professional manner, but will have no liability to BC except to the extent due to AIM's gross negligence or willful misconduct. IN NO EVENT WILL IEI OR ANY OTHER AIM CONTRACTOR HAVE ANY LIABILITY TO AIM.

6.   Title to Products. Title to the Products shall remain with AIM until
     -----------------
     delivered to the common carrier addressed to the BC customer according to the order, at which time it shall pass to BC until delivered to the BC customer.

____________________
  [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.